UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	August 31, 2012

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2012, the Journal Broadcast Group, Inc. subsidiary of Journal Communications, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Landmark Television, LLC pursuant to which Journal Broadcast Group, Inc. will acquire NewsChannel 5 Network, LLC (“WTVF NewsChannel 5”) for a purchase price of $215 million plus a working capital adjustment of up to $5 million at closing.  The Company and its Journal Broadcast Corporation subsidiary, as well as Landmark Media Enterprises, LLC, the parent of Landmark Television, LLC and ultimate parent of WTVF NewsChannel 5, are also parties to the Purchase Agreement for certain limited purposes.  WTVF NewsChannel 5 owns and operates, among other things, WTVF-TV, Nashville, Tennessee, a CBS affiliated television station.

Completion of the transaction contemplated by the Purchase Agreement is subject to certain customary conditions and approvals for transactions of this type, including Federal Communications Commission approval and completion of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 process.

The Company intends to fund the acquisition by using available cash-on-hand and drawing from its secured credit facility.  In connection with the execution of the Purchase Agreement, the Company received commitments from U.S. Bank, Bank of America and SunTrust Bank to, among other things, allow the Company to exercise the “accordion” feature in the secured credit facility, which will result in a total capacity under the facility of $325 million.  Concurrently, given the expiration of the facility in December 2013, as well as the current low interest rate environment, the Company has also begun discussing longer term refinancing alternatives and may conclude such refinancing by the end of 2012.

WTVF NewsChannel 5 generated average annual net revenue, net earnings and EBITDA (unaudited) of $43.9 million, $20.6 million and $22.2 million, respectively, for the years 2010 and 2011.  Included in average annual net revenue is $2.0 million of average political and issue advertising revenue for the same period.  As a result of WTVF NewsChannel 5's solid financial performance in recent years, the Company believes the acquisition of the station will be accretive both to the Company’s net earnings and to net cash from operating activities within the first 12 months following closing of the acquisition.

The Company defines EBITDA as net earnings (loss) excluding earnings/loss from discontinued operations, net, provision (benefit) for income taxes, total other expense, net (which is entirely comprised of interest income and expense), depreciation and amortization.  Management primarily uses EBITDA, among other things, to evaluate the Company’s operating performance compared to the Company’s operating plans and/or prior years and to value prospective acquisitions.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management, helps to improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  EBITDA is also a primary measure used externally by the Company’s investors and peers in the Company’s industry for purposes of valuation and comparing the Company’s operating performance to other companies in the industry.  EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States.  EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity.  EBITDA, as the Company calculates it, may not be comparable to EBITDA measures reported by other companies.

The following table presents a reconciliation of WTVF NewsChannel 5’s average annual net earnings to EBITDA for the years 2010 and 2011:

Average 2010 and 2011
Net earnings	$20.6
Gain from discontinued operations, net	-
Provision for income taxes*	-
Total other expense, net (which is entirely comprised of interest income and expense)	-
Depreciation	1.5
Amortization	0.1
EBITDA	$22.2
__________________
*  WTVF NewsChannel 5 is a disregarded entity for federal income tax purposes and its taxable income has been included in the partnership tax return filed by its ultimate parent company.  No amounts of federal or state income tax expense have been allocated to WTVF NewsChannel 5 for the historic periods presented.  This result differs materially from the income tax expense that would have been recorded had WTVF NewsChannel 5 been a stand-alone filer.

The Company expects to generate synergies that will reduce the overall net cash cost of the acquisition on a present value basis.  As the transaction will be treated as a purchase of assets for tax purposes, the Company expects to be able to realize significant tax deductions from the step up in basis of certain assets that will provide cash tax savings to the Company on a present value basis.  In addition, the Company expects to achieve certain cost savings by combining WTVF NewsChannel 5 into the Company’s existing broadcasting business and realizing economies of scale within the larger consolidated broadcasting group.  Finally, the Company projects to achieve incremental advertising revenue share in the local market by continuing to improve the conversion of strong local news ratings into an even greater share of the market revenue, and to generate additional net retransmission revenue (net of network compensation fees) from multi-channel video programming distributors as a result of the greater number of subscribers represented by the combined broadcasting group.  Overall, the Company expects these synergies will reduce the net cash cost of the acquisition to under 8 times the average EBITDA for WTVF NewsChannel 5 for 2011 and 2012.

As of August 19, 2012, the Company had borrowings of $33.9 million under its secured credit facility, total debt of $59.5 million, and a consolidated funded debt ratio, as defined in the Company’s secured credit facility, of approximately 0.80.  Assuming the transaction was to close at fiscal year-end 2012, and including the value of the acquisition consideration, transaction fees and projected EBITDA contribution of WTVF NewsChannel 5, the consolidated funded debt ratio at fiscal year-end 2012 is projected to be less than 3 times, before declining to under 2 times within 24 months.  For a further discussion of these measures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s 2011 Annual Report on Form 10-K and 2012 Quarterly Reports on Form 10-Q.

The Purchase Agreement is filed as Exhibit 2 to this Current Report on Form 8-K and is incorporated herein by reference.  The brief summary of the material provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit hereto.  A copy of the Company’s press release announcing the execution of the Purchase Agreement is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K contains certain forward-looking statements that are based on the Company’s current expectations.  Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements.  All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.  The Company’s written policy on forward-looking statements can be found in the Company’s most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(2)
Purchase Agreement, dated as of August 31, 2012, by and among Landmark Television, LLC and Journal Broadcast Group, Inc., and joined for certain limited purposes by Journal Broadcast Corporation, Journal Communications, Inc. and Landmark Media Enterprises, LLC  [Schedules, exhibits and annexes to this document are not being filed herewith.  The registrant agrees to furnish supplementally a copy of any such schedule, exhibit or annex to the Securities and Exchange Commission upon request.].

(99)	Press Release of Journal Communications, Inc. dated September 4, 2012 announcing the execution of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date: September 7, 2012	By:	/s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated August 31, 2012

Exhibit No.

(2)
Purchase Agreement, dated as of August 31, 2012, by and among Landmark Television, LLC and Journal Broadcast Group, Inc., and joined for certain limited purposes by Journal Broadcast Corporation, Journal Communications, Inc. and Landmark Media Enterprises, LLC  [Schedules, exhibits and annexes to this document are not being filed herewith.  The registrant agrees to furnish supplementally a copy of any such schedule, exhibit or annex to the Securities and Exchange Commission upon request.].

(99)	Press Release of Journal Communications, Inc. dated September 4, 2012 announcing the execution of the Purchase Agreement.